                                                                     EXHIBIT 3.1




                            ARTICLES OF INCORPORATION


                                       OF


                              GOLD COAST RESOURCES


         The undersigned persons of the age of twenty one or more, acting as incorporators under the general corporation law (Chapter 78 of the Nevada Revised Statutes) of the State of Nevada, do hereby certify:

                                    ARTICLE I

                                      NAME

         The name of the Corporation is GOLD COAST RESOURCES, INC.

                                   ARTICLE II

                                    DURATION

         The resident agent and the resident office are:

                  Registered Agent:                Roger B. Ellsworth

                  Registered Office:               3631 Seneca Lane
                                                   Las Vegas, NV 89109

                                   ARTICLE III

         The duration of this corporation is perpetual.

                                   ARTICLE IV

         The powers of this corporation shall be those enumerated, granted and specified in general corporate law, or implied therefrom; and any and all powers necessary or convenient to effect any or all of the purposes for which the corporation is organized.

                                    ARTICLE V

         The purpose for which this corporation is organized, are:

         Sec. 1. To generally engage in the oil and gas business for profit, in all its phases, including the purchase and sale of state, federal and private leaseholds, contracts and royalties and to engage in joint ventures for further exploration, recovery and marketing. To engage in all phases of mineral and mining operations, properties, investments and other rights.

         Sec. 2. To deal and invest in the securities of other public and private corporations for profit, including mining entities and any an [sic] all other lawful business corporations.

         Sec. 3. To buy, sell, hold and deal in non-mineral real property, particularly undeveloped acreage, and to improve and develop the same.

         Sec. 4. To engage in any and all other lawful business endeavor.

                                   ARTICLE VI

         The aggregate number of shares which this corporation shall have authority to issue shall be fifty million shares (50,000,000) with a par value of one mill ($0.001) per share, for share value of $50,000.00.

                                   ARTICLE VII

         There shall be but one class of stock, namely common stock. Each share shall be entitled to one vote in shareholder meetings and cumulative voting is denied. All shares shall be non-assessable with equal rights and privileges. Shareholder pre-emptive rights are not accorded to shareholders.

                                  ARTICLE VIII

         The Board of Directors shall consist of no less than three nor more than eleven. The initial Board shall be three Directors, as follows:

                              Johnny E. Worthen
                              4485 Abinadi Road
                              Salt Lake City, UT 84124

                              Laura Olson
                              4485 Abinadi Road
                              Salt Lake City, UT 84124

                              Brad L. Smith
                              4485 Abinadi Road
                              Salt Lake City, UT 84124


                                   ARTICLE IX

         The names and address of the incorporators of this corporation are:
Johnny E. Worthen, Brad L. Smith and Laura Olson, with addresses as listed immediately above.

                                    ARTICLE X

         This corporation shall not commence business until consideration of at least ONE THOUSAND DOLLARS ($1,000.00) has been paid in to the corporation for the issuance of shares. However, this requirement shall not preclude transactions or the incurring of indebtedness which is incidental to its organization or to be obtaining of subscriptions to or payment for its shares by the founding group or individuals.

                                   ARTICLE XI

         The following provisions shall govern shareholder meetings:

         Sec. 1. An annual meeting of the shareholders shall be held at time and place within or without the State of Nevada, and in further manner as may be provided in By-Laws or other action of the Board of Directors. Failure to hold an annual meeting shall not work a forfeiture or dissolution of the corporation.

         Sec. 2. Thirty percent (30%) of the shares of common stock entitled to vote shall be necessary to constitute a quorum of shareholders. Affirmative vote of the majority of shares represented shall be the act of the shareholders, at any annual or special meeting -- unless a greater approval is required by law concerning a specific subject matter of proposition.

         Sec. 3. Special meetings of the shareholders may be called by the Board, the Chairman of the Board, the President, or the holders of not less than ten percent (10%) of the shares outstanding.

                                   ARTICLE XII

         Other provisions regulating the internal affairs of this corporation are:

         Sec. 1. Board of Directors. The business and affairs of the corporation shall be managed by its Board of Directors. A Director need not be a share holder. Directors' terms shall continue until proper stockholder meeting is called and successors are elected and qualify. A majority of the Board is necessary to constitute a quorum. Board meetings may be held within or without the state. Unless otherwise later required by By-Laws, neither the purpose nor the business to be transacted at any regular or special Board meeting, need be specified in the notice of meeting or waiver thereunto appertaining.

         Sec. 2. Officers. Corporate officers shall include a President, a Vice-President, a Secretary and a Treasurer. The positions of Secretary and Treasurer may, by the Directors, be at any time combined in one person. Officers shall be elected by the Board in meeting immediately following annual shareholder meeting, for each year-to-year period (unless replaced or removed by the Board, which officer tenure being at the ultimate discretion of the Board). Duties of the officers are those usually and normally incumbent upon holders of office or that title, subject to specific direction of the Board of Directors and as provided in By-Laws. The President shall be the principal executive officer to put into effect the decisions of the Board of Directors, and he shall supervise and control the business and affairs of the corporation subject to the Board decisions, and shall preside at meeting of the shareholders and directors. The Vice-President shall perform the duties of the President.

         Sec. 3. Fiscal Year. Until changed by the Board of Directors, the fiscal period shall end each year on the anniversary date (month and year) of incorporation in Nevada.

         Sec. 4. By-Laws. The affairs of this corporation shall be governed by these articles until By-Laws are adopted and thereafter shall be governed by these articles and the By-Laws. The Board shall have the power to adopt By-Laws and to amend same at any regular or special Board meeting.

         Sec. 5. The Board of Directors may authorize any officer or agent to enter into any contract or to execute any instrument for the corporation. Such authority may be general or be confined to specific instances.

         Sec. 6. Action Without Meeting. Any action required or permitted to be taken by the Board of Directors or the shareholders at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all directors or shareholders, as the case may be.

         Sec. 7. Waiver of Notice. Whenever any notice is required to be given to any shareholder or Director of the corporation under provisions of these Articles, By-Laws, or Chapter 78 of the Nevada Revised Statutes, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                  ARTICLE XIII

         No contract or other transaction between this corporation and any other corporation or entity shall be affected or invalidated solely by the fact that any director or officer of this corporation is interested in, or is a director or officer of such other corporation or entity -- provided that the extent of the interest and connection of such director or officer shall have been fully or satisfactorily disclosed to this corporation Board of Directors, and no Board member disapproves of such contract or transaction under the circumstances disclosed.

         In WITNESS WHEREOF we, the undersigned, being all of the incorporators of Gold Coast Resources, hereby certify that the facts herein above stated are truly set forth and constitute our desire, and we do now accordingly hereunto set our hands to same on this 2 day of December, at Salt Lake City, Utah.

                                             s/
                                             -----------------------------------
                                             Johnny E. Worthen


                                             s/
                                             -----------------------------------
                                             Brad L. Smith


                                             s/
                                             -----------------------------------
                                             Laura Olson


STATE OF UTAH                      )
                                   : ss
County of Sale Lake                )


         SUBSCRIBED AND SWORN to before me this 2nd day of December, 1996.

                                             s/Lynne King
                                             -----------------------------------
                                             NOTARY PUBLIC